Service Agreement
                  For August 20, 2002 through December 20, 2002

Between Link2 Technologies, Inc.(Nevada)("the company") whose address is 3235 W 4th Ave., Suite 101, Vancouver, BC V6K 1R8 and "Search for Utopia" (hence forth
the  'band')whose  business  address  is      Vancouver,  BC.

1.     Address  and  payment  information:

Payment  address:               3235  W  4th  Ave.,  Suite  101.
                                Vancouver,  BC  V6K  1R8

2.     Services
Link2 Technologies("Link2") will work on a video production for one or more of the band's musical compositions. This contract will span a four month period prescribed at the top of the contract. If the contract is completed in less time and the work is acceptable to the band this will mean the contract is complete before the due date of December 20, 2002. An additional 4 month period is open for discussion and negotiation at the end of the first four month period as it pertains to other projects.

A) Link2 will commit what ever time is required to complete a fully developed animation segment for "Search for Utopia's" song of choice. Link2 and its members will be responsible for all aspects of the production and will bear all costs of production.
B) Link2 will be responsible for attracting the appropriate personnel required to complete this production.

During this 4 month period, Link2 will be paid a total of US$10,000 to complete the project.
Payment  will  occur  as  follows.
US$2500 will be paid to Link2 to initiate work on the project at the signing of this agreement.
US$2500  will  be  paid  on  Sept  25,  2002
US$2500  will  be  paid  on  November  1,  2002
And US$2500 will be paid when the project is complete on or before December 20, 2002.

RIGHTS  RETAINED
Search for Utopia shall retain the worldwide, exclusive ownership, copyright and all rights to the work completed., including the exclusive and irrevocable license to incorporate, reproduce, distribute, modify, publicly display, and publicly perform the Product including the right to assign or sublicense any or all of such license and rights. Link2 Technologies agrees to forego all moral rights associated with the creation of the production. Any disagreements that may occur between the two parties that could lead to litigation will be settled through Arbitration in British Columbia.

IN WITNESS WHEREOF, the parties have set their hands this 21st day of August 22, 2002.


By:   __/s/ Robert Sawatsky________
     Robert  Sawatsky,  President,  Link2  Technologies


By:  ____/s/ Steve Reich___________
     Steve  Reich,  Search  for  Utopia